Exhibit 99.2

Petrosearch Energy Corporation 675 Bering Drive Houston, TX 77057 (713) 961-9337	FOR IMMEDIATE RELEASE
Investor Relations Contact (713) 334-5123 Email:IRC@petrosearch.com	Piedmont IR, LLC Keith Fetter or Darren Bankston 678-455-3696 info@piedmontir.com

PETROSEARCH ENERGY TO PRESENT AT
HOUSTON ENERGY FINANCIAL FORUM

HOUSTON, TX - November 12, 2007, Petrosearch Energy Corporation (OTCBB:PTSG) announced today that it will be making a presentation on Wednesday, November 14, 2007 at the Houston Energy Financial Forum, in Houston, Texas at 8:25 am Central Standard Time.  President and CEO Richard Dole will be presenting a corporate overview to investors. Mr. Dole’s presentation may be accessed live by Webcast at: http://www.pennwellpetroleumgroup.com/webcast/display_webcast.cfm?id=537

The conference is being held at Hotel ZaZa, 5701 Main Street, Houston, TX 77005.   A copy of the Company's presentation materials will be available the day of the conference on the Company’s website at www.petrosearch.com.

About Petrosearch

Petrosearch Energy Corporation, a Nevada corporation with executive offices in Houston, Texas, is a resource based energy company with activities focused in three core areas: the Barnett Shale trend, the Wilcox trend of South Texas and the Anadarko basin of the North Texas Panhandle.  For more information please visit www.petrosearch.com.